Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Announces Granting of Patent for Novel Compounds

●	Marks the first jurisdictional issuance of an international patent for a family of novel small molecule compounds

●	Patent covers novel analog compounds for therapeutic applications in pain, glaucoma, inflammatory disease, anxiety, and a variety of neurological conditions including Parkinson’s disease, Alzheimer’s disease and dementia

●	Patent also protects the methods of preparation of the compounds

Vancouver, BC – January 22, 2025 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announces it has been granted an international Patent Cooperation Treaty (‘PCT’) patent in the first of several jurisdictions where the patent has been filed.

Titled “Cannabinoid analogs and methods for their preparation”, this patent protects the use of several proprietary small molecule compounds and methods of their preparation, including the drug candidates screened for InMed’s Alzheimer’s disease and dry age-related macular degeneration programs. This Patent No. 417531 (Application No. MX/a/2021/005026) has been issued in Mexico and holds a 20-year term. The initial jurisdictional issuance of this important patent strengthens InMed’s intellectual property portfolio, ensuring the protection of innovative cannabinoid analogs designed for diverse therapeutic applications, including neurological disorders, behavioral conditions, inflammation, and other medical needs. The PCT patent further protects InMed’s production methods of its novel pharmaceutical drug development candidates utilizing modern biopharmaceutical manufacturing approaches. The international PCT application has been filed in, and is awaiting issuance from, several additional jurisdictions including the U.S., Europe, Japan and others.

InMed’s President and CEO, Eric A. Adams, said, “We are pleased with this initial issuance of a key PCT patent for our proprietary small molecule drug development candidates. Our innovation includes an extensive library of novel small molecules aimed at targeting specific pharmacological properties for therapeutic application. This has led to the development of promising, novel drug candidates for Alzheimer’s disease and age-related macular degeneration.” He added, “The issuance underscores our commitment to securing the long-term intellectual property protection of our research and development efforts. We remain focused on expanding our patent portfolio to protect our novel drug candidates, methods of manufacturing these drugs, how they are formulated and how they are used to support the development of new treatments for diseases with high unmet medical needs.”

InMed has a total of 14 patent families covering compositions, formulations, manufacturing processes and methods of use.

Summary of Granted Patents (to date):

Subject Matter	Scope	Status and jurisdiction

Cannabinoid analogs and methods of their preparation	Formulation, manufacturing processes	Granted: Mexico Pending: Several jurisdictions

Use of topical formulations of cannabinoids in the treatment of epidermolysis bullosa and related connective tissue disorders	Method of Use	Granted: US, Australia, Japan, Israel Pending: Several jurisdictions

Metabolic engineering of E. coli for the biosynthesis of cannabinoid products	Manufacturing Process	Granted: U.S. Pending: Several jurisdictions

Ocular drug delivery formulation	Formulation, Method of Use	Granted: Australia, Japan, India, Europe, U.S.

Recombinant production systems for prenylated polyketides of the cannabinoid family	Manufacturing Process	Granted: U.S., Mexico Pending: Several jurisdictions

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. Together with our subsidiary BayMedica, we are a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary small molecule drug candidates. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: IR@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: pursuing new chemical entity patents on the drug candidates for both its INM-901 program in Alzheimer’s disease and INM-089 in dry Age-related Macular Degeneration; continuing to build a patent portfolio to protect of composition of matter, formulations, manufacturing processes and methods of use.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.